UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center,	250 Greenwich Street, 49th Floor,	New York,	New York	10007
(Address of Principal Executive Offices) (Zip Code)
(212) 804-3900
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2024, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed Michelle Seitz to serve as an independent director on the Board, effective August 5, 2024. Ms. Seitz will serve as a member of the Audit and Risk Committee of the Board. Following the appointment of Ms. Seitz, the Board will be comprised of 12 directors.

Ms. Seitz will serve on the Board until the next annual meeting of shareholders of the Company, or until the earlier of her death, resignation or removal. In connection with her appointment, the Board determined that Ms. Seitz is independent under the Company’s Corporate Governance Policies and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards of independence for directors.

Under the non-employee director compensation program described in the Company’s annual proxy statement filed with the SEC on March 13, 2024, in connection with her service on the Board, Ms. Seitz is entitled to receive an annual retainer (payable in cash or stock at her election) of $90,000 and an annual equity award in the form of restricted stock units (“RSUs”) under the MSCI Inc. 2016 Non-Employee Directors Compensation Plan having an aggregate fair market value of $210,000, with the number of shares of common stock underlying such awards determined based on the closing price of the Company’s common stock as reported by the NYSE on the date prior to grant. Ms. Seitz is also entitled to an annual retainer (payable in cash or stock at her election) of $10,000 for her service on the Audit and Risk Committee of the Board. The annual retainers and initial award of RSUs will be prorated from the start of Ms. Seitz’s service on the Board. The initial RSU award is scheduled to vest on May 1, 2025.

Michelle Seitz is currently the Founder and CEO of MeydenVest Partners, a role she has held since September 2022. Before MeydenVest Partners, Ms. Seitz served at Russell Investments as Chief Executive Officer from September 2017 to October 2022, and as Chairman of the Board from January 2018 to September 2022. Prior to joining Russell Investments, Ms. Seitz held various senior level positions at William Blair from February 1996 to August 2017, most recently serving as the Chief Executive Officer of William Blair Investment Management, Chair and President of William Blair Funds, and as a member of the Board of Directors from June 2001 to August 2017. Ms. Seitz has served as a director of Sana Biotechnology, Inc. (NASDAQ: SANA) since November 2020 and a member of their Audit Committee since December 2020. Ms. Seitz holds a Bachelor of Science degree in Accounting from the Kelley School of Business at Indiana University, and is a Chartered Financial Analyst (CFA).

There are no family relationships between Ms. Seitz and any officer or other director of the Company. There is no arrangement or understanding between Ms. Seitz and any other person pursuant to which she was selected as a director. In addition, Ms. Seitz has never been employed at the Company or any of its subsidiaries.

Item 7.01 Regulation FD Disclosure.

The press release announcing the matters described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant, dated August 1, 2024, titled “Michelle Seitz Appointed to MSCI Inc. Board of Directors”
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: August 1, 2024	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer